FORM OF KINETICS MUTUAL FUNDS, INC. and KINETICS PORTFOLIOS TRUST
FOURTH AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated as of this ____ day of _____________, 2007, to the Fund Accounting Servicing Agreement, dated as of December 15, 2005, as amended June 16, 2006, December 15, 2006, and March 5, 2007, is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation, Kinetics Portfolios Trust, a Delaware business trust and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company.

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement dated as of December 15, 2005, as previously amended (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A and Exhibit B are hereby superseded and replaced with Exhibit A and Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: ___________________________________	By: __________________________________
Name: __________________________________	Name: ________________________________
Title: ___________________________________	Title: _________________________________

KINETICS PORTFOLIOS TRUST

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

Exhibit A
to the Fund Accounting Servicing Agreement – Kinetics Mutual Funds, Inc. and Kinetics Portfolios Trust

Separate Series of Kinetics Mutual Funds, Inc. – Feeder Funds

Name of Series
The Internet Fund
The Internet Emerging Growth Fund
The Paradigm Fund
The Medical Fund
The Small Cap Opportunities Fund
The Kinetics Government Money Market Fund
The Market Opportunities Fund
The Water Infrastructure Fund
The Multi-Disciplinary Fund

Separate Series of Kinetics Portfolios Trust – Master Investment Portfolios

Name of Series
The Internet Portfolio
The Internet Emerging Growth Portfolio
The Paradigm Portfolio
The Medical Portfolio
The Small Cap Opportunities Portfolio
The Kinetics Government Money Market Portfolio
The Market Opportunities Portfolio
The Water Infrastructure Portfolio
The Multi-Disciplinary Portfolio

Exhibit B
to the
Fund Accounting Servicing Agreement – Kinetics Mutual Funds, Inc. and
Kinetics Portfolios Trust

Fee Schedule at __________ 2007 – Master Portfolios

The Internet Portfolio, The Medical Portfolio, The Internet Emerging Growth Portfolio, The Paradigm Portfolio, The Small Cap Opportunities Portfolio, The Kinetics Government Money Market Portfolio, The Market Opportunities Portfolio, The Water Infrastructure Portfolio and The Multi-Disciplinary Portfolio shall incur the following fee schedule:

Annual fee based on complex of Master Portfolios net assets:

*           [___] basis points on the first [___]
*           [___] basis points on the balance

Plus out-of-pocket expenses, including pricing service:
Domestic and Canadian Equities	[___]
Options	[___]
Corp/Gov/Agency Bonds	[___]
CMOs	[___]
Currency transactions	[___]
International Equities and Bonds	[___]
Municipal Bonds	[___]
Money Market Instruments	[___]
Mutual Funds	[___]/fund/mo.

Fees and out-of-pocket expenses are billed to the fund monthly.  Note:  all schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

Annual fee schedule at ______________________ 2007 – Feeder Funds

The Internet Fund, The Medical Fund, The Internet Emerging Growth Fund, The Paradigm Fund, The Small Cap Opportunities Fund, The Kinetics Government Money Market Fund, The Market Opportunities Fund, The Water Infrastructure Fund and The Multi-Disciplinary Fund shall incur the following fee schedule:

[___] of [___] basis point on complex of Feeder Fund net assets

Minimum Annual Fee of [___].   Note:  Minimum is based on the combined fees for both the Master Portfolios and the Feeder Funds and does not include pricing of securities fees.